UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                              75056
(Address of principal executive offices)                                                                           (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2013, the board of directors of Pizza Inn Holdings, Inc. (the “Company”) determined that the Controller of the Company, Christi Key, will perform the functions of principal financial officer and principal accounting officer while the board of directors undertakes the search for a Chief Financial Officer.  Ms. Key, age 51, will continue to serve under the existing terms of her employment with the Company.    Ms. Key has no family relationship with any director or other executive officer of the Company. There are no transactions in which Ms. Key has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Key has served as Controller of the Company since 2011.  Prior to joining the Company, Ms. Key maintained an accounting consulting practice from 2007 to 2011.  She previously served as Controller for Palm Beach Tan, Inc. and Mystic Tan, Inc. from 2005 to 2006, and as Controller of North American Operations for Vari-Lite International, Inc. from 1994 to 2005.  Ms. Key is a certified public accountant licensed in Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn Holdings, Inc.

Date: September 24, 2013	By: /s/ Randall E. Gier Randall E. Gier, President and Chief Executive Officer